Exhibit 2.2






                        STOCK AND NOTE PURCHASE AGREEMENT

                                  BY AND AMONG

                                  MELHAM, INC.,

                             MACK PRINTING COMPANY,

                           MACK PRINTING GROUP, INC.,

                         SCIENCE CRAFTSMAN INCORPORATED,

                              PORT CITY PRESS, INC.

                                       AND


                          GS MEZZANINE PARTNERS, L.P.,

                      GS MEZZANINE PARTNERS OFFSHORE, L.P.,

                          STONE STREET FUND 1997, L.P.,

                                       AND

                          BRIDGE STREET FUND 1997, L.P.







                           --------------------------
                            Dated as of April 1, 1999
                           --------------------------

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I DEFINITIONS........................................................2

      Section 1.01.  Affiliate...............................................2
      Section 1.03.  Closing Date............................................2
      Section 1.04.  Collateral..............................................2
      Section 1.05.  Credit Documents........................................2
      Section 1.06.  Effective Time of Closing...............................2
      Section 1.07.  Issuers.................................................2
      Section 1.08.  Goldman Bridge Financing Notes..........................2
      Section 1.09.  Goldman Entities........................................3
      Section 1.10.  Law.....................................................3
      Section 1.11.  Liability...............................................3
      Section 1.12.  Liens...................................................3
      Section 1.13.  Mack....................................................3
      Section 1.14.  Mack Common Stock.......................................3
      Section 1.15.  MPG.....................................................3
      Section 1.16.  Material Adverse Effect.................................3
      Section 1.17.  Melham, Inc.............................................3
      Section 1.18.  Melham Purchase Agreement...............................4
      Section 1.19.  1997 Purchase Agreement.................................4
      Section 1.20.  1997 Notes..............................................4
      Section 1.21.  Pay-Off Goldman Bridge Financing Notes..................4
      Section 1.22.  PCP.....................................................4
      Section 1.23.  Person..................................................4
      Section 1.24.  Real Estate Releases....................................4
      Section 1.25.  Real Property...........................................4
      Section 1.26.  Releases................................................4
      Section 1.27.  Securities Act..........................................5
      Section 1.28.  Science.................................................5
      Section 1.29.  Shares..................................................5
      Section 1.30.  Subsidiaries............................................5
      Section 1.31.  Transaction Documents...................................5

ARTICLE II PURCHASE AND SALE.................................................5

      Section 2.01.  Mack's Commitment to Deliver Pay-Off Amount.............5
      Section 2.02.  Commitment to Sell......................................5
      Section 2.03.  Commitment to Purchase..................................6
      Section 2.04.  Deliveries at Closing...................................6



ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE GOLDMAN ENTITIES...........7

      Section 3.01.  Organization............................................7
      Section 3.02.  Enforceability..........................................7
      Section 3.03.  Consents and Approvals; No Violation or Conflict
               by the Goldman Entities.......................................7
      Section 3.04.  Title to the Shares and 1997 Notes......................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MACK............................9

      Section 4.01.  Organization............................................9
      Section 4.02.  Authority; Enforceability...............................9

ARTICLE V CONDITIONS PRECEDENT TO CLOSING...................................10

      Section 5.01.  Conditions Precedent to Obligations of Mack............10
      Section 5.02.  Conditions Precedent to Obligations of the Goldman
            Entities........................................................11

ARTICLE VI TERMINATION; AMENDMENT; WAIVER...................................12

      Section 6.01.  Termination............................................12
      Section 6.02.  Effect of Termination..................................13
      Section 6.03.  Amendment..............................................13
      Section 6.04.  Extension; Waiver......................................13

ARTICLE VII INDEMNITIES AND ADDITIONAL COVENANTS............................13

      Section 7.01.  Survival...............................................13
      Section 7.02.  The Goldman Entities'Indemnity.........................13
      Section 7.03.  Mack's Indemnity.......................................15
      Section 7.04.  Sole and Exclusive Remedy..............................17
      Section 7.05.  Further Assurances.....................................17
      Section 7.06.  Mutual Release.........................................18
      Section 7.07.  Termination of Transaction Documents...................19

ARTICLE VIII MISCELLANEOUS..................................................19

      Section 8.01.  Entire Agreement; Assignment...........................19
      Section 8.02.  Notices................................................20
      Section 8.03.  Governing Law..........................................21
      Section 8.04.  Descriptive Headings...................................21
      Section 8.05.  Parties in Interest....................................21
      Section 8.06.  Counterparts...........................................21
      Section 8.07.  Specific Performance...................................21
      Section 8.08.  Fees and Expenses......................................21
      Section 8.09.  Severability...........................................21
      Section 8.10.  No Reliance............................................22
      Section 8.11.  Consent to Jurisdiction................................22

                                  EXHIBIT INDEX

Exhibit 1.02      Form of Goldman Bridge Financing Note

                                 SCHEDULE INDEX

Schedule 1.12     Liens
Schedule 1.24     Real Estate Releases
Schedule 1.31     Transaction Documents
Schedule 2.01     Payment Instructions
Schedule 2.03     Allocation of Purchase Price

                        STOCK AND NOTE PURCHASE AGREEMENT


      STOCK AND NOTE PURCHASE AGREEMENT, made as of the 1st day of April, 1999, by and among MACK PRINTING COMPANY, a Pennsylvania corporation ("Mack"), MACK PRINTING GROUP, INC., a Delaware corporation and wholly owned subsidiary of Mack ("MPG"), SCIENCE CRAFTSMAN INCORPORATED, a New York corporation and wholly owned subsidiary of Mack ("Science"), PORT CITY PRESS, INC., a Maryland corporation and wholly owned subsidiary to Mack ("PCP", and together with Mack, MPG and Science, the "Issuers"), MELHAM, INC., a Delaware corporation and parent entity of Mack ("Melham") and G.S. MEZZANINE PARTNERS, L.P., a Delaware limited partnership ("Mezzanine"), G.S. MEZZANINE PARTNERS OFFSHORE, L.P., a Cayman Islands exempted limited partnership ("Offshore"), STONE STREET FUND 1997, L.P., a Delaware limited partnership, and BRIDGE STREET FUND 1997, L.P., a Delaware limited partnership.

                                    RECITALS

      WHEREAS, the Goldman Entities own of record and beneficially 75,000 shares of Mack Common Stock (the "Shares");
      WHEREAS, the Goldman Entities own of record and beneficially $25,000,000 in aggregate principal amount of 12% Senior Subordinated Notes due March 31, 2007 issued by the Issuers to the Goldman Entities;
      WHEREAS, the Issuers desire to prepay the 1997 Notes in full, and the Goldman Entities desire the Issuers to prepay the 1997 Notes in full;
      WHEREAS, the Goldman Entities desire to sell the Shares to Mack, and Mack desires to purchase the Shares from the Goldman Entities;
      WHEREAS, the parties hereto in connection with the sale of the Shares and prepayment of the 1997 Notes desire to terminate certain ancillary agreements relating to the Shares and the 1997 Notes in connection with such prepayment and sale and purchase;
      NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, it hereby is agreed that:

                                    ARTICLE I
                                   DEFINITIONS


      Section 1.01.00 Affiliate. "Affiliate" shall have the meaning set forth in Rule 405 of the Securities Act.

      Section 1.02.00 Closing. "Closing" shall mean the conference held at 10:00 a.m., local time, on the Closing Date, at the offices of Hunton & Williams, 951
E. Byrd Street, Richmond, Virginia 23219 or such other place and time as may be agreed upon by Mack and the Goldman Entities.

      Section 1.03.00 Closing Date. "Closing Date" shall mean April 1, 1999, or such other date as the parties hereto may mutually agree to in writing.

      Section 1.04. Collateral. "Collateral" shall mean any and all property and assets of the Issuers upon which there exists a Lien in favor of the Goldman Entities, including without limitation, stock certificates representing shares of capital stock pledged to the Goldman Entities.

      Section 1.05.00 Credit Documents. "Credit Documents" shall mean the Indenture, the Note Purchase Agreement, the Goldman Bridge Financing Notes, the Pay-Off Goldman Bridge Financing Notes, the Guarantee dated as of the date hereof provided by Cadmus pursuant to the Indenture, and the Registration Rights Agreement dated as of the date hereof by and among Mack and the Goldman Entities.

      Section 1.06.00 Effective Time of Closing. "Effective Time of Closing" shall mean 12:01 a.m., Eastern Standard time, on the Closing Date.

      Section 1.07.00 Issuers. "Issuers" shall have the meaning set forth in the Preamble.

      Section 1.08. 00Goldman Bridge Financing Notes. "Goldman Bridge Financing Notes" shall mean $9,500,000 aggregate principal amount of the Senior Subordinated Increasing Rate Notes Due March __, 2000 issued by Mack and guaranteed by Cadmus Communications Corporation, a Virginia corporation ("Cadmus"), in the form of Exhibit 1.08 attached hereto (the "Series C Notes") issued pursuant to (i) that certain indenture, dated as of the date hereof (the "Indenture") among Mack, the Guarantors (as defined therein) and Wilmington Trust Company, a Delaware banking corporation, as Trustee, and (ii) that certain Note Purchase Agreement dated the date hereof among Mack, as Issuer, the Guarantors named therein, and the Goldman Entities, as purchasers (the "Note Purchase Agreement").

      Section 1.09.00 Goldman Entities. "Goldman Entities" shall mean collectively, GS Mezzanine Partners, L.P., a Delaware limited partnership, GS Mezzanine Partners Offshore, L.P., a Cayman Islands exempted limited partnership, Stone Street Fund 1997, L.P., a Delaware limited partnership ("Stone Street"), and Bridge Street Fund 1997, L.P., a Delaware limited partnership ("Bridge Street," and together with Stone Street, the successors in interest entities to The Goldman Sachs Group, L.P.).

      Section 1.10.00 Law. "Law" shall mean any federal, state, local or other law (including common law) or governmental requirement of any kind, domestic or foreign, and the rules, regulations and orders promulgated thereunder.

      Section 1.11.00 Liability. "Liability" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, deferred income, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, unaccrued, absolute, contingent, matured or unmatured.

      Section 1.12.00 Liens. "Liens" shall mean those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, and other matters affecting any of the Collateral that are specifically listed on Schedule
1.12 attached hereto, all of which Liens shall be released and terminated pursuant to the terms of this Agreement.

      Section 1.13.00 Mack. "Mack" shall have the meaning set forth in the Preamble.

      Section 1.14.00 Mack Common Stock. "Mack Common Stock" shall mean all of the issued and outstanding shares of common stock, par value $0.01 per share, of Mack.

      Section 1.15.00 MPG. "MPG" shall have the meaning set forth in the Preamble.

      Section 1.16. 00Material Adverse Effect. "Material Adverse Effect" with respect to any Person shall mean any material adverse event, change or effect on the business, assets, liabilities, results of operations or financial condition of such Person and its Subsidiaries taken as a whole.

      Section 1.17.00 Melham, Inc. "Melham, Inc." shall have the meaning set forth in the Preamble.

      Section 1.18.00 Melham Purchase Agreement. "Melham Purchase Agreement" shall mean the Stock Purchase Agreement, dated April 1, 1999, by and among Cadmus Communications Corporation, Melham U.S., Inc., Purico (IOM) Limited, and Paul F. Mack.

      Section 1.19.00 1997 Purchase Agreement. "1997 Purchase Agreement" shall mean the Purchase Agreement, dated as of March 27, 1997, as amended, by and among the Issuers and the Goldman Entities.

      Section 1.20.00 1997 Notes. "1997 Notes" shall mean the 12% Senior Subordinated Notes having an original principal amount of $25,000,000 due March 31, 2007, as amended, of the Issuers held of record and beneficially by the Goldman Entities.

      Section 1.21.00 Pay-Off Goldman Bridge Financing Notes. "Pay-Off Goldman Bridge Financing Notes" shall mean $500,000 aggregate principal amount of the Series C Notes.

      Section 1.22.00 PCP. "PCP" shall have the meaning set forth in the Preamble.

      Section 1.23.00 Person. "Person" shall mean any individual, corporation, partnership, limited liability company or other entity.

      Section 1.24.00 Real Estate Releases. "Real Estate Releases" shall mean releases, in form sufficient for recording the title records of the jurisdictions in which the Real Property is located of the mortgages, deeds of trust, and security interests encumbering the Real Property and listed on
Schedule 1.24 attached hereto.

      Section 1.25.00 Real Property. "Real Property" shall mean the real property owned or leased by the Issuers, together with the improvements located thereon, including all appurtenant rights, claims and interests.

      Section 1.26.00 Releases. "Releases" shall mean all releases, including the termination and release agreement (the "Termination and Release Agreement") executed on the date hereof by and among the Issuers and Goldman Entities, Uniform Commercial Code termination statements, Real Estate Releases and other documents and instruments as may be necessary to release any and all Liens including the return of any Collateral to the party who pledged such collateral to perfect a security interest.

      Section 1.27.00 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

      Section 1.28.00 Science. "Science" shall have the meaning set forth in the Preamble.

      Section 1.29.00 Shares. "Shares" shall have the meaning set forth in the Recitals.

      Section 1.30.00 Subsidiaries. "Subsidiaries" means, as to any Person, all corporations, limited liability companies, partnerships or other entities with respect to which such Person owns or otherwise controls, directly or indirectly, through one or more subsidiaries, corporations, limited liability companies, partnerships, joint ventures or other business associations, shares representing 50% or more of the votes eligible to be cast in the election of directors, managers or other applicable governors of each such entity.

      Section 1.31.00 Transaction Documents. "Transaction Documents" shall mean the documents set forth on Schedule 1.31, all of which shall be terminated upon the Closing of the transactions contemplated by this Agreement in accordance with Section 7.07.

                                   ARTICLE II
                                PURCHASE AND SALE


      Section 2.01.00 Mack's Commitment to Deliver Pay-Off Amount. Prior to Closing, the Goldman Entities will deliver, or cause to be delivered, to the Issuers a pay-off letter (the "Goldman Pay-Off Letter") from each of the Goldman Entities setting forth the $26,750,000 aggregate amount (the "Goldman Pay-Off Amount"), including interest, prepayment penalties and other fees, to be paid as of the Closing Date to satisfy all of the Issuers' obligations to each of the Goldman Entities and their affiliates under the 1997 Notes. Mack hereby agrees to deliver, or to cause to be delivered, (i) the Goldman Pay-Off Amount less $500,000, in cash by wire transfer to the Goldman Entities at the Closing in accordance with the payment instructions set forth on Schedule 2.01 and allocated to each of the Goldman Entities in accordance with the amounts set forth on Schedule 2.01 and (ii) the Pay-Off Goldman Bridge Financing Notes, allocated to each of the Goldman Entities in accordance with the amounts set forth on Schedule 2.03.

      Section 2.02.00 Commitment to Sell. Each of the Goldman Entities hereby agrees that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, it shall sell, transfer, assign, convey and deliver to Mack, by assignment, stock power or other appropriate instrument, free and clear of all liens, encumbrances, charges, claims, restrictions, pledges or security interests (other than those arising under the Securities Act or any state's securities laws or pursuant to this Agreement), all of the Shares.

      Section 2.03.00 Commitment to Purchase. Mack hereby agrees that at the Closing, and upon all of the terms and subject to all of the conditions of this Agreement, it shall purchase from the Goldman Entities all of the Shares, and in full and final payment therefor Mack shall issue and deliver, the Goldman Bridge Financing Notes to the Goldman Entities allocated to each of the Goldman Entities in accordance with the amounts set forth on Schedule 2.03.

      Section 2.04.00  Deliveries at Closing.

            (a) By the Goldman Entities to Mack. At the Closing, the Goldman Entities shall deliver, or cause to be delivered, to Mack the following items, each properly executed and dated as of the Closing Date: (i) certificates representing the Shares together with duly executed stock powers therefor to convey the Shares to Mack; (ii) the 1997 Notes; (iii) a statement, in the form set forth in Treasury Regulations 1.1445.2(b)(2) and made under penalties of perjury of each Goldman Entity, other than Offshore, that (among other things) such Goldman Entity is not a foreign person; (iv) an IRS Form W-9 completed by each Goldman Entity, other than Offshore; (v) from Offshore an IRS Form W-8 and a certificate representing that Offshore is not a bank for purposes of Section 881(c) of the Internal Revenue Code of 1986, as amended ("the Code"), is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Mack and is not a controlled foreign corporation related to Mack (within the meaning of Section 864(d)(4) of the Code); and (vi) the Releases (provided, however, that any Real Estate Release shall be deemed delivered for purposes of satisfying this condition if the Goldman Entities shall have delivered to Mack's title company documentation sufficient to cause the title company to insure title to the applicable parcel of Real Property without exception to the matter intended to be released by such Real Estate Release), including the return of any Collateral held by the Goldman Entities to Mack.

            (b) By Mack to the Goldman Entities. At the Closing, Mack shall deliver to the Goldman Entities (i) the Goldman Pay-Off Amount less, $500,000, in cash by wire transfer in accordance with the payment instructions and allocated to each of the Goldman Entities in accordance with Section 2.01 and
(ii) fully executed (other than by the Goldman Entities party thereto) Credit Documents, including, without limitation, the Goldman Bridge Financing Notes and the Pay-Off Goldman Bridge Financing Notes being allocated to each of the Goldman Entities in accordance with Sections 2.01 and 2.03.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE GOLDMAN ENTITIES

      The Goldman Entities hereby jointly and severally represent and warrant to Mack that the following representations and warranties are, as of the date hereof, true and correct:

      Section 3.01.00 Organization. Each of the Goldman Entities is a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      Section 3.02.00 Enforceability. The execution, delivery and performance of this Agreement and of all of the documents and instruments required hereby from the Goldman Entities are within the partnership power of the Goldman Entities; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized in accordance with the applicable partnership agreement, of each of the Goldman Entities, and no other partnership proceedings on the part of any of the Goldman Entities is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement is, and the other documents and instruments required hereby to which the Goldman Entities are parties will be, when executed and delivered by the Goldman Entities party thereto, the valid and binding obligations of each of the Goldman Entities, enforceable against each of the Goldman Entities in accordance with their respective terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights or creditors' remedies generally; and (ii) general principles of equity
(regardless of whether enforcement is sought in a proceeding at law or in equity).

      Section 3.03.00 Consents and Approvals; No Violation or Conflict by the Goldman Entities. No notice to, filing or registration with, and no permit, authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by any of the Goldman Entities in connection with the execution and delivery of this Agreement by any of the Goldman Entities or for the consummation by each of the Goldman Entities of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of the Goldman Entities and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of any provision of the Certificate of Limited Partnership, Partnership Agreement or organizational documents of such Goldman Entity, (b) conflict with or violate any Law, judgment, order, writ, injunction or decree binding on such Goldman Entity, or any of its respective properties or assets, or (c) conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Goldman Entity is a party or by which such Goldman Entity or any of its respective properties or assets may be bound (which would adversely affect such Goldman Entity's ability to consummate the transaction contemplated hereby).

      Section 3.04.00 Title to the Shares and 1997 Notes. The Goldman Entities own of record and beneficially good and valid title to the number of shares, the number or the aggregate principal amount, as applicable, of the Shares and the 1997 Notes set forth opposite each such Goldman Entity's name on Schedules 2.01 and 2.03 hereto, free and clear of any and all liens, encumbrances, charges, claims, restrictions, pledges or security interests (other than those arising under the Securities Act or any state's securities laws or pursuant to this Agreement). Upon delivery of the Shares to Mack at the Closing and upon Mack's delivery of the Goldman Bridge Financing Notes in exchange therefor, good and valid title to the Shares free and clear of all liens, encumbrances, charges, claims, restrictions, pledges or security interests (other than those arising under the Securities Act or any state's securities laws or pursuant to this Agreement), will pass to Mack, except to the extent Mack is a party to fraud or has notice of an adverse claim. Upon payment of the Goldman Pay-Off Amount to the Goldman Entities in the amounts set forth on Schedule 2.01 all of the Issuers' obligations under and with respect to the 1997 Notes and the 1997 Purchase Agreement shall be satisfied in full and the Issuers shall have no remaining obligations thereunder.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF MACK

      Mack represents and warrants to the Goldman Entities that the following representations and warranties are, as of the date hereof, true and correct:

      Section 4.01.00 Organization. Mack is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

      Section 4.02.00 Authority; Enforceability. The execution, delivery and performance of this Agreement and of all of the documents and instruments required hereby from Mack are within the corporate power of Mack. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Mack, and no other corporate proceedings on the part of Mack are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been, and all of the other documents and instruments required hereby to which Mack is a party will be, duly and validly executed and delivered by Mack. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of Mack, enforceable against Mack in accordance with their respective terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights or creditors' remedies generally; and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      Section 4.03.00 Consents and Approvals; No Violation or Conflict by Mack. No notice to, filing or registration with, and no permit, authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Mack in connection with the execution and delivery of this Agreement by Mack or for the consummation by Mack of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Mack and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Mack, (b) conflict with or violate any Law, judgment, order, writ, injunction or decree binding on Mack or any of its properties or assets or (c) conflict with or violate any contract or agreement to which Mack or any of its affiliates is a party or by which it or any of its affiliates is bound, the breach of which could have a Material Adverse Effect on Mack or would adversely affect Mack's ability to perform its obligations hereunder.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING


      Section 5.01.00 Conditions Precedent to Obligations of Mack. The obligations of Mack to consummate the purchase of the Shares and to repay the 1997 Notes as contemplated herein are subject to the satisfaction or waiver at or prior to the Effective Time of Closing of the following conditions precedent:

            (a) each of the representations and warranties of the Goldman Entities contained in Article III shall be true and correct in all material respects when made and at and as of the Effective Time of Closing (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date), with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

            (b) the Goldman Entities shall have complied with the delivery requirements of Section 2.04(a);

            (c) the Goldman Entities shall, in all material respects, have performed all other obligations and complied with all other covenants necessary to be performed or complied with by them or it on or before the Effective Time of Closing;

            (d) Mack shall have received from the Goldman Entities all Releases, including the return of all Collateral pledged to the Goldman Entities;

            (e) the Transaction Documents shall have been terminated pursuant to Section 7.07; and

            (f) the transactions contemplated by the Melham Purchase Agreement shall have been consummated simultaneously with the Closing hereunder.

      Section 5.02.00 Conditions Precedent to Obligations of the Goldman Entities. The obligation of the Goldman Entities to consummate the sale of the Shares and deliver the 1997 Notes as contemplated herein is subject to the satisfaction or waiver at or prior to the Effective Time of Closing of the following conditions precedent:

            (a) each of the representations and warranties of Mack contained in Article IV shall be true and correct in all material respects when made and at and as of the Effective Time of Closing (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date), with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

            (b)   Mack shall have compiled with the delivery requirements of
Section 2.04(b);

            (c) Mack shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time of the Closing;

            (d) each of the representations and warranties of Mack contained in each of the Credit Documents that are qualified by materiality shall be true and correct when made and at and as of the time of closing of the transactions contemplated by such Credit Document (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such particular date), and each of the representations and warranties of Mack contained in each of the Credit Documents that are not so qualified shall be true and correct in all material respects when made and at and as of the time of closing of the transactions contemplated by such Credit Document (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such particular date), with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted by such Credit Document);

            (e) the conditions precedent in each of the Credit Documents shall have been satisfied or waived; and

            (f) each of the Credit Documents shall have been executed and delivered to the Goldman Entities.


                                   ARTICLE VI
                         TERMINATION; AMENDMENT; WAIVER


      Section 6.01.00 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time of Closing:

            (a)   by mutual written consent of Mack and the Goldman Entities;

            (b) by Mack at any time following Mack becoming aware that the Goldman Entities have breached any representation, warranty or covenant contained in this Agreement in any material respect, if Mack has notified the Goldman Entities of the breach and the breach has continued without cure for a period of thirty (30) days after the notice of breach; provided that Mack has not breached any representation, warranty or covenant contained in this Agreement in any material respect;

            (c) by the Goldman Entities at any time following the Goldman Entities' becoming aware that Mack has breached any representation, warranty or covenant contained in this Agreement in any material respect, if the Goldman Entities have notified Mack of the breach and the breach has continued without cure for a period of thirty (30) days after the notice of breach; provided that the Goldman Entities have not breached any representation, warranty or covenant contained in this Agreement in any material respect;

            (d) by Mack or the Goldman Entities, if the Effective Time of Closing shall not have occurred on or before April 5, 1999; or

            (e) by Mack or the Goldman Entities, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated herein and such order, decree, ruling or other action shall have become final and nonappealable.

      Section 6.02.00 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party or its directors, officers or shareholders except as provided in this Section; provided, however, that nothing contained in this Section 6.02 shall relieve any party from Liability for any breach of this Agreement.

      Section 6.03.00 Amendment. This Agreement may be amended by action taken by Mack and the Goldman Entities; provided that no amendment to this Agreement shall be made except by an instrument in writing signed on behalf of all of the parties.

      Section 6.04.00 Extension; Waiver. At any time prior to the Effective Time of Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE VII
                      INDEMNITIES AND ADDITIONAL COVENANTS


      Section 7.01.00 Survival. All representations, warranties, covenants, and obligations in this Agreement, the Schedules, Exhibits, and any other certificate or document delivered pursuant to this Agreement will survive the Closing until the termination of the indemnification provisions contained in Sections 7.02 and 7.03 hereof with respect to such representation, warranty or covenant. Mack acknowledges that the Goldman Entities have not made any representations or warranties other than as set forth in this Agreement or the schedules or exhibits attached hereto.

      Section 7.02.00  The Goldman Entities' Indemnity.

            (a) Each of the Goldman Entities (collectively, the "Goldman Indemnifying Parties") hereby jointly and severally indemnify and hold Mack and its affiliates, and their respective officers, directors and shareholders and their successors and permitted assigns (each, a "Mack Indemnified Party"), harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations, claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses and diminution in value, whether or not involving a third party claim (hereinafter referred to collectively as "Losses"), that any Mack Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by the Goldman Entities in or pursuant to this Agreement; and (ii) any failure of the Goldman Entities to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by the Goldman Entities pursuant to this Agreement; provided, however, that the Goldman Indemnifying Parties shall not be required to indemnify and hold the Mack Indemnified Parties harmless pursuant to Section 7.02(a)(i) or (ii) unless such right is asserted (whether or not the Losses have actually been incurred) by written notice to the Goldman Indemnifying Parties within 18 months of the Effective Time describing with specificity the facts giving rise to the asserted right (unless such right is asserted pursuant to the representations and warranties set forth in Section 3.04, in which event there shall be no time limitation on where such right is asserted); provided, further, that no Mack Indemnified Party shall be entitled to recover any Losses arising from a breach of the representations and warranties set forth in Section 3.04 hereof to the extent such breach arises directly or indirectly from the failure of any of the representations and warranties made by Mack in the 1997 Purchase Agreement to be true and correct.

            (b) The amounts for which the Goldman Indemnifying Parties shall be liable under Section 7.02(a) of this Agreement shall be net of any insurance proceeds received by the Mack Indemnified Parties in connection with the facts and circumstances giving rise to the right of indemnification. In addition, such amounts shall be (i) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 6%) of any such income tax benefit to be realized by the Mack Indemnified Parties by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any federal or state income tax required to be paid by the Mack Indemnified Parties as a result of the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)). For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

            (c) In the event a claim against a Mack Indemnified Party arises that is covered by the indemnity provisions of Section 7.02(a) of this Agreement, notice shall be given promptly by one of the Mack Indemnified Parties to the Goldman Indemnifying Parties. Provided that the Goldman Indemnifying Parties admit in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Section 7.02(a) hereof, the Goldman Indemnifying Parties shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the Goldman Indemnifying Parties; provided, however, that the Goldman Indemnifying Parties may not effect any settlement that could result in any cost, expense or liability to, or have any Material Adverse Effect upon any Mack Indemnified Party unless such party consents in writing to such settlement and the Goldman Indemnifying Parties agree to indemnify such party therefor. In the event the Goldman Indemnifying Parties do not admit in writing to a party seeking indemnification that such claim is covered by the indemnity provisions of Section 7.02(a) hereof, the Mack Indemnified Party shall take such actions as it deems necessary to defend such claim; provided, however, that the Mack Indemnified Parties may not effect any settlement that could result in any cost, expense, liability to, or have any Material Adverse Effect upon, any Goldman Indemnifying Party without consent of such Goldman Indemnifying Party, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of such request. The party seeking indemnification may select counsel to participate in any defense, in which event such counsel shall be at the sole cost and expense of such party. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.


      Section 7.03.00 Mack's Indemnity.

            (a) Each of Cadmus Communications Corporation and Mack (collectively, the "Mack Indemnifying Parties") hereby indemnifies and holds the Goldman Entities and their partners, officers, directors and shareholders and their successors and permitted assigns ("Goldman Indemnified Parties") harmless from and against, any and all Losses that the Goldman Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by Mack in or pursuant to this Agreement and (ii) any failure by Mack to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and instruments delivered by Mack; provided, however, that the Mack Indemnifying Parties shall not be required to indemnify and hold the Goldman Indemnified Parties harmless pursuant to Section 7.03(a)(i) unless such right is asserted (whether or not the Losses have actually been incurred) by written notice to the Mack Indemnifying Parties within 18 months of the Effective Time of Closing describing with specificity the facts giving rise to the asserted right.

            (b) The amounts for which the Mack Indemnifying Parties shall be liable under Section 7.03(a) of this Agreement shall be net of any insurance proceeds received by the Goldman Indemnified Parties in connection with the facts and circumstances giving rise to the right of indemnification. In addition, such amounts shall be (i) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 6%) of any such income tax benefit to be realized by the Goldman Indemnified Parties by reason of the facts and circumstances giving rise to the indemnification, and
(ii) increased by the amount of any federal or state income tax required to be paid by the Goldman Indemnified Parties as a result of the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)). For purposes of the preceding sentence, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost.

            (c) In the event a claim against the Goldman Indemnified Parties arises that is covered by the indemnity provisions of Section 7.03(a) of this Agreement, notice shall be given promptly by the Goldman Indemnified Parties to the Mack Indemnifying Parties which notice shall designate one of the Goldman Indemnified Parties as representative for all Goldman Indemnified Parties for purposes of this Section 7.03 (the "Goldman Representative"). The Goldman Representative shall be authorized to act on behalf of, and to bind, all the Goldman Indemnified Parties, the Mack Indemnifying Parties shall be entitled to rely on the Goldman Representative without any investigation. Provided that the Mack Indemnifying Parties admit in writing to the Goldman Representative that such claim is covered by the indemnity provisions of Section 7.03(a) hereof, the Mack Indemnifying Parties shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless the Goldman Representative agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the Mack Indemnifying Parties; provided, however, that the Mack Indemnifying Parties may not effect any settlement that could result in any cost, expense or liability to, or have any Material Adverse Effect upon, the Goldman Indemnified Parties unless the Goldman Representative consents in writing to such settlement and the Mack Indemnifying Parties agree to indemnify the Goldman Indemnified Parties therefor. In the event the Mack Indemnifying Parties do not admit in writing to a party seeking indemnification that such claim is covered by the indemnity provisions of Section 7.03(a) hereof, the Goldman Representative shall take such actions as it deems necessary to defend such claim; provided, however, that the Goldman Representative and Goldman Indemnified Parties may not effect any settlement that could result in any cost, expense, liability to, or have any Material Adverse Effect upon any Mack Indemnifying Party without consent of such Mack Indemnifying Party, which consent shall not be unreasonably withheld and which consent or objection thereto must be provided in a timely manner as the circumstances dictate and in any event within ten (10) business days of request. The Goldman Representative may select counsel to participate in any defense, in which event the Goldman Indemnified Parties' counsel shall be at the sole cost and expense of the Goldman Indemnified Parties. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

      Section 7.04.00 Sole and Exclusive Remedy. The provisions of indemnification set forth in this Article VII shall constitute the sole and exclusive remedy of the Mack Indemnified Parties and the Goldman Indemnified Parties for any Losses arising under this Agreement sustained by such party except with respect to (a) Losses sustained by any Mack Indemnified Party as a result of or in connection with (i) fraud under any applicable Law, or (ii) any intentional misrepresentation in making any representations or (b) Losses sustained by any Goldman Indemnified Party as a result of or in connection with
(i) fraud under any applicable Law, or (ii) any intentional misrepresentation in making any representations.

      Section 7.05.00 Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement will take, without additional consideration, such further action (including the execution and delivery of such further instruments and documents and the grant of access to any individuals, premises, books or records) as any other party reasonably may request.

      Section 7.06.00  Mutual Release.

            (a) Except as otherwise provided in this Section 7.06, effective upon the Closing and receipt of the amounts set forth in Schedules 2.01 and 2.03, each of the Goldman Entities, on behalf of itself and each of its Affiliates hereby releases and forever holds harmless Melham Holdings, Inc., Melham, the Issuers and their Subsidiaries and their Affiliates, directors, officers and agents (the "Released Parties") from and against all obligations, actions, causes of action, claims, demands, damages, costs, expenses and liabilities whatsoever, whether known or unknown, liquidated or contingent, at law or in equity (collectively, "Claims"), which such Goldman Entity ever had, now have or which they or their successors, assigns, heirs, executors and administrators hereafter can, shall or may have against the Released Parties or their successors or assigns with respect to all rights, obligations and other matters arising out of or related to the Transaction Documents, including without limitation (i) any obligations of the Released Parties arising under any Transaction Document, and (ii) any rights of such Goldman Entity to any capital stock or other securities of the Released Parties (or any security convertible or exchangeable for, or any options, warrants or rights to purchase, such capital stock or securities (and any claims arising therefrom); provided, however, that nothing in this sentence shall release any Claims which such Goldman Entity ever had, now have or which they or their successors, assigns, heirs, executors and administrators hereafter can, shall or may have against the Released Parties or their successors or assigns under this Agreement or any agreement, certificate or instrument executed and delivered in connection with this Agreement; and provided, further, that nothing in this Section 7.06 shall be deemed to release any obligations of the Released Parties under the Credit Documents.

            (b) Effective upon the Closing, each of Melham Holdings, Inc., Melham and the Issuers, on behalf of themselves and each of their Subsidiaries and Affiliates (the "Mack Group") hereby releases and forever holds harmless the Goldman Entities and their Subsidiaries, Affiliates, partners, directors, officers and agents (the "Goldman Released Parties") from and against all Claims, which the Mack Group ever had, now have or which they or their successors, assigns, heirs, executors and administrators hereafter can, shall or may have against the Goldman Released Parties or their successors or assigns with respect to all rights, obligations and other matters arising out of or related to the Transaction Documents, including without limitation (i) any obligations of the Goldman Released Parties arising under any Transaction Document, and (ii) any rights of the Mack Group to any capital stock or other securities of the Goldman Released Parties (or any security convertible or exchangeable for, or any options, warrants or rights to purchase, such capital stock or securities (and any claims arising therefrom); provided, however, that nothing in this sentence shall release any Claims which the Mack Group ever had, now have or which they or their successors, assigns, heirs, executors and administrators hereafter can, shall or may have against the Goldman Released Parties or their successors or assigns under this Agreement or any agreement, certificate or instrument executed and delivered in connection with this Agreement; and provided further, that nothing in this Section 7.06 shall be deemed to release any obligations of the Goldman Released Parties under the Indenture.

      Section 7.07. 00 Termination of Transaction Documents. Effective upon consummation of the Closing on the Closing Date and receipt of the Goldman Pay-Off Amount, as allocated in accordance with Schedule 2.01, and the Goldman Bridge Financing Notes, as allocated in accordance with Schedule 2.03 by the Goldman Entities and the receipt of the Shares and the 1997 Notes by Mack, each of the parties hereto agrees that each of the Transaction Documents is terminated and of no further force and effect. Melham Holdings, Inc., Melham and the Issuers, on the one hand, and the Goldman Entities, on the other hand, each agree to take any and all further action that is necessary or desirable to carry out the purposes of this Section 7.07, including, without additional consideration, such further action (including the execution and delivery of such further instruments and documents and the grant of access to any individuals, premises, books or records) as any other party reasonably may request in order to evidence the termination of the Transaction Documents and the delivery of the Releases.

                                  ARTICLE VIII
                                  MISCELLANEOUS


      Section 8.01.00 Entire Agreement; Assignment. This Agreement, together with any Schedules and Exhibits and the Credit Documents (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof with the exception of the Goldman Pay-Off Letter and the Termination and Release Agreement, and (b) shall not be assigned by operation of law or otherwise.

      Section 8.02.00 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, ten (10) business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as DHL, Federal Express or United Parcel Service, two (2) business days after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following address (or at such other address as shall be given in writing by any party to the other):
If to the Issuers:
                          Mack Printing Company
                          1991 Northampton Street
                          Easton, PA 18042-3189
                          Attention:  President
                          Facsimile No.:  (610) 250-7285

With a copy to:
                          Hunton & Williams
                          951 East Byrd Street
                          Richmond, Virginia 23219
                          Telephone:  (804) 788-8200
                          Facsimile:  (804) 788-8218
                          Attention:  T. Justin Moore, III

If to one of the
  Goldman Entities:       to such Goldman Entity at the address
                          specified for such communications in
                          Schedule 2.03,

With a copy to:           Fried, Frank, Harris, Shriver & Jacobson
                          One New York Plaza
                          New York, New York  10004
                          Attention:  Paul Reinstein, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      Section 8.03.00 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles or rules.

      Section 8.04.00 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 8.05.00 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 8.06.00 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 8.07.00 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      Section 8.08.00 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated herein are consummated.

      Section 8.09.00 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 8.10.00 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Melham, the Issuers and the Goldman Entities assume no Liability to any third party because of any reliance on the representations, warranties and agreements of Mack and the Goldman Entities contained in this Agreement.

      Section 8.11.00 Consent to Jurisdiction. Melham, the Issuers and the Goldman Entities each irrevocably submits to the exclusive jurisdiction of (a) the state courts of the State of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby. Each of the parties hereto agree that process may be served in connection with any matter in New York in accordance with the provisions of
Section 8.02 hereof.

      IN WITNESS WHEREOF, the parties have caused this Stock and Note Purchase Agreement to be duly executed as of the day and year first above written.
                           MELHAM, INC.


                           By:__________________________________________
                                 Name:  Scott E. M. DeNardo
                                 Title: Secretary

                           ISSUERS:

                           MACK PRINTING COMPANY


                           By:____________________________________________
                                 Name:  Steven H. Smith
                                 Title: President, Chief Executive Officer and
                                        Treasurer

                           MACK PRINTING GROUP, INC.


                           By:__________________________________________
                                 Name:  Scott E. M. DeNardo
                                 Title: Vice President, Administration,
                                        General Counsel and Secretary

                           SCIENCE CRAFTSMAN INCORPORATED


                           By:__________________________________________
                                 Name:  Steven H. Smith
                                 Title: Vice President, Secretary and Treasurer

                           PORT CITY PRESS, INC.


                           By: __________________________________________
                                 Name:  Steven H. Smith
                                 Title: President and Treasurer

                           THE GOLDMAN ENTITIES:

                           G.S. MEZZANINE PARTNERS, L.P.

                           By:   GS Mezzanine Advisors, L.P.,
                                 General Partner

                           By:   GS Mezzanine Advisors, Inc.,
                                 General Partner


                           By:__________________________________________
                                 Name:
                                 Title:

                           G.S. MEZZANINE PARTNERS OFFSHORE, L.P.

                           By:   GS Mezzanine Advisors (Cayman), L.P.,
                                 General Partner

                           By:   GS Mezzanine Advisors, Inc.,
                                 General Partner


                           By:__________________________________________
                                 Name:
                                 Title:

                           STONE STREET FUND 1997, L.P., as successor in interest to THE GOLDMAN SACHS GROUP, L.P.

                           By:   Stone Street Asset Corp.,
                                 General Partner


                           By:__________________________________________
                                 Name:
                                 Title:

                           BRIDGE STREET FUND 1997, L.P., as successor in interest to THE GOLDMAN SACHS GROUP, L.P.

                           By:   Stone Street Asset Corp.,
                                 General Partner


                           By: __________________________________________
                                 Name:
                                 Title:

                           WITH RESPECT SOLELY TO EFFECTUATING
                           SECTION 7.03:
                           CADMUS COMMUNICATIONS CORPORATION


                           By:_______________________________________
                                 Name:  Bruce V. Thomas
                                 Title: Senior Vice President,
                                        Finance and Administration


                           WITH RESPECT SOLELY TO EFFECTUATING
                           SECTION 7.07:


                           __________________________________________
                           Nathu R. Puri


                           WITH RESPECT SOLELY TO EFFECTUATING
                           SECTION 7.07:
                           MELHAM HOLDINGS INC.


                           By:_______________________________________
                                 Name:  Scott E. M. DeNardo
                                 Title: Secretary